UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2005
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15190 (Commission File Number)	13-3159796 (I.R.S. Employer Identification No.)
58 South Service Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities
SIGNATURE

ITEM 3.02. Unregistered Sales of Equity Securities
     On December 15, 2005, OSI Pharmaceuticals, Inc. (“OSI”) entered into a definitive agreement to offer and sell $100 million aggregate principal amount of 2% Convertible Senior Subordinated Notes due 2025 (the “Notes”) to UBS Securities, LLC, the initial purchaser of the notes under the agreement (the “Initial Purchaser”). In addition, OSI has granted the Initial Purchaser an option to purchase up to an additional $15 million aggregate principal amount of the Notes. The offering will generate net proceeds of approximately $96 million ($110.6 million if the Initial Purchaser exercises in full its option to purchase additional Notes). Aggregate estimated offering expenses in connection with the transaction, including the Initial Purchaser’s discount and commissions of $3 million, will be approximately $4 million ($4.4 million if the Initial Purchaser exercises in full its option to purchase additional Notes). OSI intends to use a part of the net proceeds to (i) purchase through the Initial Purchaser or its affiliates, concurrently with the offering, 500,000 shares of its common stock and (ii) pay approximately $12.2 million in connection with call spread transactions with respect to its common stock, and to use the remaining proceeds of approximately $72.0 million for the ongoing development and commercialization of Tarceva® (erlotinib) and Macugen® (pegaptanib sodium injection), research and development activities, working capital requirements and other general corporate purposes.
     On December 21, 2005, OSI issued the Notes to the Initial Purchaser in a private placement, for resale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) to persons reasonably believed by the Initial Purchaser to be “qualified institutional buyers” as defined in Rule 144A under the Act. The issuance was pursuant to an Indenture, dated December 21, 2005, between OSI and The Bank of New York, as Trustee under the Indenture. The Notes will pay 2% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2006. Interest will accrue on the Notes from and including December 21, 2005, and the Notes will mature on December 15, 2025.
     Holders of the Notes may convert the Notes into shares of OSI common stock initially at a conversion rate of 33.9847 shares per $1,000 principal amount of Notes (representing an initial conversion price of approximately $29.43 per share of common stock), subject to adjustment, in the following circumstances: (1) prior to December 15, 2020, during any fiscal quarter after the fiscal quarter ending March 31, 2006, if the closing sale price of OSI’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price in effect on the last trading day of the immediately preceding fiscal quarter; (2) prior to December 15, 2020, during the five business day period after any five consecutive trading day period (the “Note Measurement Period”) in which the average trading price per $1,000 principal amount of Notes was equal to or less than 97% of the average conversion value of the Notes during the Note Measurement Period; (3) upon the occurrence of specified corporate transactions; (4) if OSI has called the Notes for redemption; or (5) any time on or after December 15, 2020.

     On or after December 15, 2010, OSI may from time to time at its option redeem the Notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the Notes OSI redeems, plus any accrued and unpaid interest to, but excluding, the redemption date. OSI must make at least 10 semi-annual interest payments on the Notes before it can redeem them.
     Furthermore, holders may require OSI to purchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date on each of December 15, 2010, December 15, 2015 and December 15, 2020, or upon certain fundamental changes.
     In connection with the offering, OSI has entered into call spread transactions with respect to its common stock with an affiliate of the Initial Purchaser of the Notes. These transactions are intended to reduce the potential dilution upon future conversion of the Notes. The call spread provides OSI with the option, subject to certain customary exceptions, to acquire shares of OSI common stock at the initial conversion price of approximately $29.43 per share, which offset the delivery of newly issued shares upon settlement of conversions of the Notes. This would have the impact of increasing the effective conversion price of the Notes from OSI’s perspective to $40.00 per share, representing a conversion premium of approximately 70% to the per share closing price on December 15, 2005. If the Initial Purchaser exercises its option to purchase additional Notes, OSI may enter into additional call spread transactions.
     The other party to the call spread transactions has advised OSI that it has purchased shares of OSI’s common stock. If OSI enters into additional call spread transactions upon an exercise by the Initial Purchaser of its option to purchase additional Notes to cover the overallotment, the other party to such transaction is expected to purchase shares of OSI’s common stock or enter into over-the-counter derivatives transactions linked to OSI’s common stock contemporaneously with such transaction. In addition, in each case, after entering into the transactions, the other party may continue to purchase and may sell shares of OSI’s common stock in secondary market transactions and may enter into or unwind over-the-counter derivative transactions.
     The Notes will be unsecured obligations and will be subordinated to all of OSI’s existing and future senior indebtedness. The Notes will rank equally with all of OSI’s existing and future senior subordinated indebtedness, and will be effectively subordinated to all of OSI’s existing and future secured indebtedness to the extent of the security therefor. The Notes will not be guaranteed by any of OSI’s subsidiaries, and accordingly the Notes will be effectively subordinated to the indebtedness and other liabilities of OSI’s subsidiaries, including trade payables.
     OSI intends to file a registration statement to enable the note holders to resell their notes and the shares issuable upon conversion of the notes.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005	OSI PHARMACEUTICALS, INC.

	By:	/s/ BARBARA A. WOOD
Barbara A. Wood
Vice President, General Counsel and Secretary

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